Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of NGL Energy Partners LP on Form S-8 (File No. 333-185068, effective November 20, 2012) and Form S-3 (File No. 333-189842, effective July 8, 2013) of our reports dated September 27, 2013, relating to the financial statements of Oilfield Water Lines, LP, High Roller Wells Pearsall SWD No. 1, Ltd.,  High Roller Wells Karnes SWD No. 1, Ltd., and Lotus Oilfield Services, LLC, all of which appear in this Form 8-K/A.

/s/ BDO USA, LLP

Dallas, Texas
October 17, 2013